Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings Announces Proposed Public Offering of Common Stock

PITTSBURGH, PA – February 9, 2021 – Limbach Holdings, Inc. (Nasdaq: LMB) (“Limbach” or the “Company”), a provider of building infrastructure services, with an expertise in the design, installation and maintenance of HVAC and mechanical, electrical, and plumbing systems for a diversified group of commercial and institutional building owners, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. In connection with this proposed offering, Limbach expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock to be sold in the proposed offering at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering. All of the shares in the proposed offering are to be sold by Limbach.

Limbach intends to use the net proceeds from the proposed public offering for general corporate purposes, which may include, without limitation, working capital and growth capital.

Lake Street Capital Markets LLC is acting as Sole Book-Runner for this proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-232406) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 6, 2019. A preliminary prospectus supplement describing the terms of the proposed offering will be filed with the SEC, will form part of the effective registration statement and will be available on the SEC’s website, located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the proposed offering may also be obtained, when available, from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing prospectus@lakestreetcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus, which are a part of the effective registration statement.

About Limbach

Limbach provides building infrastructure services, with an expertise in the design, installation and maintenance of HVAC and mechanical, electrical, and plumbing systems for a diversified group of commercial and institutional building owners. Limbach employs more than 1,700 employees in 22 offices throughout the United States. The Company’s full life-cycle capabilities, from concept design and engineering through system commissioning and recurring 24/7 service and maintenance, position Limbach as a value-added and essential partner for building owners, construction managers, general contractors and energy service companies.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, adjusted EBITDA, revenues, expenses, backlog, capital expenditures or other future financial or business performance or strategies, results of operations or financial condition, and in particular statements regarding the impact of the COVID-19 pandemic on the construction industry in the fourth quarter and future periods, timing of the recognition of backlog as revenue, the potential for recovery of cost overruns, and the ability of the Company to successfully remedy the issues that have led to write-downs in various business units. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

Investor Relations:

The Equity Group, Inc. Jeremy Hellman, CFA Vice President (212) 836-9626 / jhellman@equityny.com	or	Limbach Holdings, Inc. S. Matthew Katz Executive Vice President (212) 201-7006 / matt.katz@limbachinc.com